MSB FINANCIAL CORP. RELEASES FOURTH QUARTER AND FULL YEAR EARNINGS

Millington, New Jersey, January 31, 2017 – MSB Financial Corp. (NASDAQ: MSBF) (the "Company"), parent company of Millington Bank, reported today the results of its operations for the three and twelve months ended December 31, 2016.

The Company reported net income of $478,000, or $0.09 per diluted common share for the three months ended December 31, 2016, compared to $2,000, or zero per diluted common share for the three months ended December 31, 2015. Net income for the full 2016 year was $1.2 million, or $0.20 per diluted common share compared to net income of $443,000, or $0.08 per diluted common share for the full year of 2015.

Highlights for the full year 2016:

•	Net interest margin improved 18 basis points to 3.13% from 2015
•	Loan growth was 40.3% year over year driven by commercial real estate and commercial lending
•	Deposit growth was $99.7 million or 38% during the year
•	Efficiency ratio improved from 93.13% to 79.90% driven by an increase in net interest income year over year

Growth in net interest income and margin reflect growth in commercial loans
Net interest income grew $1.9 million or 19.0% to $12.0 million for the year ended December 31, 2016 compared to $10.1 million for the year ended December 31, 2015. Net interest margin for the year ended December 31, 2016 was 3.13%, an improvement of 18 basis points, compared to 2.95% for the year ended December 31, 2015. Net interest income and net interest margin both increased primarily due to the Company's loan growth in the commercial real estate and commercial loan portfolios.

Strong organic loan growth year over year
At December 31, 2016, the Company's net loan portfolio totaled $368.0 million, an increase of $105.7 million, or 40.3%, compared to $262.3 million at December 31, 2015.  Included in this increase was $67.4 million in organic loan growth and $38.3 million in purchased and participation loans. These loans consisted of $34.7 million in commercial real estate loans and $3.6 million in one-to-four family residential mortgages. The commercial and multi-family real estate loan segment had significant growth during year as the Company continues to focus on building commercial relationships and further diversifying its loan portfolio.

The following table summarizes loan balances and composition at December 31, 2016 and December 31, 2015:

	At		At
	December 31,		December 31,
(In thousands)	2016		2015

Residential mortgage:
One-to-four family	$160,534	42.3%	$154,624	57.1%
Home equity	32,262	8.5	35,002	12.9

Total residential mortgage	192,796	50.8	189,626	70.0

Commercial and multi-family real estate	124,656	32.8	59,642	22.0
Construction	16,554	4.4	10,895	4.0
Commercial and industrial	45,246	11.9	10,275	3.8

Total commercial loans	186,456	49.1	80,812	29.8
.
Consumer loans	446	0.1	493	0.2

Total loans receivable	379,698	100.0%	270,931	100.0%

Less:
Loans in process	6,557		4,600
Deferred loan fees	658		417
Allowance	4,476		3,602

Total loans receivable, net	$368,007		$262,312

Deposit growth attributable to stronger business relationships
Total deposits at December 31, 2016 were $362.3 million compared with $262.6 million at December 31, 2015.  Overall, deposits increased by $99.7 million, or 38.0% with most of the growth occurring in interest demand deposits, which increased $58.0 million or 138.4%. Noninterest demand deposits also increased $16.2 million, or 57.5%. Most of the growth in these two categories continues to be attributable to developing stronger relationships with our commercial and small business customers.

The following table summarizes deposit balances and composition at December 31, 2016 and December 31, 2015:

	At		At
(Dollars in thousands)	December 31, 2016		December 31, 2015

Noninterest demand	$ 44,365	12.25%	$ 28,173	10.73%
Interest demand	99,879	27.57	41,893	15.95
Savings	103,163	28.47	102,196	38.92
Money Market	11,265	3.11	4,928	1.88

Total demand deposits	258,672	71.40	177,190	67.48

Certificates of Deposit	103,627	28.60	85,408	32.52

Total Deposits	$ 362,299	100.00%	$ 262,598	100.00%

CEO outlook:

"I am very proud of our entire staff and Board of Directors for the additional effort set forth to ensure that the Company executed on its 2016 strategic plan.  What we accomplished in the past 12 months would not have been possible without a total team effort," stated Michael A. Shriner, President and Chief Executive Officer.

Mr. Shriner added, "We are looking forward to continuing this momentum in 2017.   Relationship banking was the driving force behind our recent success, so we will strive to further develop those relationship, as well as fostering new ones."

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio and our continued ability to manage cybersecurity risks.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB FINANCIAL CORP
(In Thousands, except for per share amount)	(Unaudited)
Statement of Financial Condition Data:	12/31/2016	12/31/2015
Total assets	$461,646	$375,690

Cash and cash equivalents	21,382	12,303

Loans receivable, net	368,007	262,312

Securities held to maturity	44,104	78,995

Deposits	362,299	262,598

Federal Home Loan Bank advances	22,675	32,675

Total stockholders' equity	73,185	76,363

Stock Information:
Number of shares of common stock outstanding	5,714	5,954
Book value per share of common stock	$12.81	$12.83
Closing market price	$14.70	$12.50

Summary of Operations: (In Thousands, except for per share amounts)	(Unaudited) For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015
Total interest income	$3,949	$3,123	$14,210	$12,206

Total interest expense	649	522	2,247	2,156

Net interest income	3,300	2,601	11,963	10,050

Provision for loan losses	300	90	800	113

Net interest income after provision for loan losses	3,000	2,511	11,163	9,937

Non-interest income	205	210	1,041	714

Non-interest expense	2,417	2,724	10,390	10,024

Income before taxes	788	(3)	1,814	627

Income tax expense	310	(5)	653	184

Net income	$478	$2	$1,161	$443

Net income per common share - basic	$0.09	$-	$0.21	0.08
Net income per common share - diluted	$0.09	$-	$0.20	0.08

Weighted average number of shares - basic	5,510	5,737	5,646	5,685
Weighted average number of shares - diluted	5,596	5,786	5,723	5,722

Performance Ratios:
Return on average assets annualized	0.44%	0.00%	0.29%	0.12%
Return on average common equity annualized	2.62%	0.01%	1.54%	0.79%
Net interest margin	3.19%	2.96%	3.13%	2.95%
Efficiency ratio	68.96%	96.91%	79.90%	93.13%
Operating expenses / average assets annualized	2.21%	2.92%	2.58%	2.77%

	For the three months ended
	12/31/2016			12/31/2015
Average Balance Sheet (In Thousands)	Average Balance	Interest Income/ Expense	Yield	Average Balance	Interest Income/ Expense	Yield
Interest-earning assets:
Loans Receivable	$343,684	$3,648	4.25%	$261,090	$2,660	4.08%
Securities held to maturity	44,426	255	2.30	79,112	438	2.21
Other interest-earning assets	25,900	46	0.71	11,490	25	0.87
Total interest-earning assets	414,010	3,949	3.82	351,692	3,123	3.55

Allowance for Loan Loss	(4,193)			(3,631)
Non-interest-earning assets	28,015			24,961
Total non-interest-earning assets	23,822			21,330
Total Assets	$437,832			$373,022

Interest-bearing liabilities:
NOW & Money Market	$97,510	$82	0.34%	$44,789	$19	0.17%
Savings and club deposits	104,383	59	0.23	102,156	58	0.23
Certificates of deposit	98,833	324	1.31	82,741	241	1.17
Total interest-bearing deposits	300,726	465	0.62	229,686	318	0.55

Federal Home Loan Bank advances	22,675	184	3.25	32,675	204	2.50
Total interest-bearing liabilities	323,401	649	0.80	262,361	522	0.80

Non-interest-bearing deposit	38,014			30,462
Other non-interest-bearing liabilities	3,374			3,504
Total Liabilities	364,789			296,327

Equity	73,043			76,695
Total Liabilities and Equity	$437,832			$373,022

Net Interest Spread		3,300	3.02%		2,601	2.75%

Net Interest Margin			3.19%			2.96%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	128.02%			134.05%

	For the year ended
	12/31/2016			12/31/2015
Average Balance Sheet (In Thousands)	Average Balance	Interest Income/ Expense	Yield	Average Balance	Interest Income/ Expense	Yield
Interest-earning assets:
Loans Receivable	$301,764	$12,745	4.22%	$247,997	$10,376	4.18%
Securities held to maturity	57,743	1,293	2.24	79,868	1,726	2.16
Other interest-earning assets	22,334	172	0.77	12,880	104	0.81
Total interest-earning assets	381,841	14,210	3.72	340,745	12,206	3.58

Allowance for Loan Loss	(3,861)			(3,593)
Non-interest-earning assets	24,421			25,066
Total non-interest-earning assets	20,560			21,473
Total Assets	$402,401			$362,218

Interest-bearing liabilities:
NOW & Money Market	$71,843	$200	0.28%	$46,493	$75	0.16%
Savings and club deposits	103,570	230	0.22	101,106	223	0.22
Certificates of deposit	89,609	1,071	1.20	86,948	1,064	1.22
Total interest-bearing deposits	265,022	1,501	0.57	234,547	1,362	0.58

Federal Home Loan Bank advances	24,435	746	3.05	34,087	794	2.33
Total interest-bearing liabilities	289,457	2,247	0.78	268,634	2,156	0.80

Non-interest-bearing deposit	34,026			34,248
Other non-interest-bearing liabilities	3,591			3,135
Total Liabilities	327,074			306,017

Equity	75,327			56,201
Total Liabilities and Equity	$402,401			$362,218

Net Interest Spread		11,963	2.94%		10,050	2.78%

Net Interest Margin			3.13%			2.95%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	131.92%			126.84%